UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as Specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Resolute Forest Products Inc.

111 Robert-Bourassa Blvd., Suite 5000

Montreal, Quebec, Canada H3C 2M1

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	Resolute Forest Products Inc. held its annual meeting of stockholders on May 25, 2018.

(b)	The stockholders:

•	elected each of the eight director nominees listed below to hold office until the 2019 annual meeting of stockholders, or until his or her successor has been elected and qualified;

•	ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2018 fiscal year; and

•	adopted a non-binding resolution approving executive compensation.

1.	Vote on the election of directors:

	For	Against	Abstain	Broker non-votes
Randall C. Benson	73,233,183	729,761	3,634	3,127,241
Jennifer C. Dolan	73,195,415	767,724	3,439	3,127,241
Richard D. Falconer	73,122,264	840,682	3,632	3,127,241
Jeffrey A. Hearn	71,410,790	2,552,333	3,455	3,127,241
Yves Laflamme	73,427,646	535,493	3,439	3,127,241
Bradley P. Martin	71,801,621	2,161,423	3,534	3,127,241
Alain Rhéaume	73,233,307	729,653	3,618	3,127,241
Michael S. Rousseau	73,213,666	749,457	3,455	3,127,241

2.	Vote on the ratification of the appointment of PricewaterhouseCoopers LLP:

For	77,036,402
Against	54,111
Abstain	3,306
Broker non-votes	0

3.	Advisory vote to approve executive compensation:

For	67,448,993
Against	6,412,681
Abstain	104,904
Broker non-votes	3,127,241

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resolute Forest Products Inc.

Date: May 29, 2018	By:	/s/ Jacques P. Vachon
	Name:	Jacques P. Vachon
	Title:	Senior Vice President and Chief Legal Officer